Exhibit 5.1

ROPES & GRAY LLP
PRUDENTIAL TOWER
800 BOYLSTON STREET
BOSTON, MA 02199-3600
WWW.ROPESGRAY.COM

March 6, 2017

Akebia Therapeutics, Inc.

245 First Street, Suite 1100

Cambridge, MA 02142

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the registration statement on Form S-8 (the “Registration Statement”), filed by Akebia Therapeutics, Inc., a Delaware corporation (the “Company”), on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (i) 225,000 shares of common stock, $0.00001 par value, of the Company (the “Inducement Shares”) issuable under the Company’s 2016 Inducement Award Program (the “Program”) and (ii) 1,265,863 shares of common stock, $0.00001 par value, of the Company (the “Plan Shares”) issuable under the Company’s 2014 Incentive Plan (the “Plan”)

We are familiar with the actions taken by the Company in connection with the adoption each of the Program and the Plan. We have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that (i) the Inducement Shares have been duly authorized and, when the Inducement Shares have been issued and sold in accordance with the applicable award agreements and the Program, the Inducement Shares will be validly issued, fully paid and nonassessable and (ii) the Plan Shares have been duly authorized, and when the Plan Shares have been issued and sold in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP